DiVall Insured Income Properties 2, L.P.

Quarterly News

GENERAL PARTNER PLANS TO SEEK AFFIRMATIVE CONSENT TO SELL ALL PROPERTIES

Although we circulated our biennial consent solicitation last year and recommended against a sale of the Partnership, we now believe it is the appropriate time to sell the Partnership's assets and liquidate the Partnership. The extension of leases; the benefits of the new Tax Reform Act for pass-through entities; as well as market trends toward a higher yield environment have converged to bring the General Partner to this decision and recommendation to sell now.

The proposed sale of assets and liquidation is expected to be completed by December 31, 2018, subject to receipt of Limited Partner approval. The sale of assets and liquidation requires holders of a majority of our outstanding Units to provide "FOR" consents to pass. Affirmative consents will be sought by a consent solicitation statement to be filed with the Securities and Exchange Commission ("SEC"). We intend to file the consent solicitation statement by April 2018.

We intend to conduct a sealed bid process to promote uniformity and comparability of bid terms. This process was used for the identification of a buyer and sale of DiVall Insured Properties 1, LP in 1998. We intend to stipulate that the "minimum" bid price will be our current independently appraised values.

Distribution Highlights

- **$100,000 ($2.16 per unit)** will be distributed for the fourth quarter of 2017 on or about February 15, 2018.
- Since the Partnership's initial capital raise of $46 million in the early 1990's, the Partnership has distributed approximately $77 million to investors, from both operations and strategic sales.

INSIDE THIS ISSUE

Additional financial information can be accessed

For further Quarterly 2017 unaudited financial information, see the Partnership's interim financial reports filed as part of the Partnership's Form 10-Q. A copy of this filing and other public reports can be viewed and printed free of charge at the Partnership's website at www.divallproperties.com or at the SEC's website at www.sec.gov. The Partnership's 2016 Annual Report on Form 10-K was filed with the SEC on March 23, 2017, which also can be accessed via the websites listed.

Additional Information and Where to Find It

In connection with the proposed sale of assets and liquidation, the DiVall Insured Income Properties 2, LP (the "Partnership") will prepare a consent solicitation statement to be filed with the SEC. When completed, a definitive consent solicitation statement and a form of consent will be furnished to the Partnership's limited partners (the "Limited Partners"). **BEFORE MAKING ANY VOTING DECISION, LIMITED PARTNERS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED BY THE PARTNERSHIP WITH THE SEC IN CONNECTION WITH THE PROPOSED SALE OF ASSETS AND LIQUIDATION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SALE OF ASSETS AND LIQUIDATION.** Limited Partners will be able to obtain, without charge, a copy of the consent solicitation statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Limited Partners will also be able to obtain, without charge, a copy of the consent solicitation statement and other relevant documents (when available) by directing a request to: DiVall Investor Relations, c/o Phoenix American Financial Services, Inc., 2401 Kerner Blvd, San Rafael, CA 94901, by directing a request by telephone to DiVall Investor Relations at 1-800-547-7686, e-mail to edevera@phxa.com, or the Partnership's website at www.divallproperties.com.

The Partnership, The Provo Group, Inc., the general partner of the Partnership (the "General Partner"), the executive officer and director of the General Partner who performs the functions of the principal executive of the General Partner, and certain other regularly employed officers, agents and employees of the General Partner, may be deemed to be participants in the solicitation of consents from the Limited Partners in favor of the proposed sale of assets and liquidation. The General Partner and the principal executive of the General Partner do not have beneficial ownership in any equity interests in the Partnership. Other information about the General Partner and the principal executive of the General Partner is set forth in the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 23, 2017. Limited Partners may obtain additional information regarding the interests of the General Partner and the principal executive of the General Partner in the proposed sale of assets and liquidation, which may be different than those of the Limited Partners generally, by reading the consent solicitation statement and other relevant documents regarding the proposed sale of assets and liquidation when filed with the SEC.

QUESTIONS & ANSWERS

- *When can I expect to receive my next distribution mailing?*
  Your distribution correspondence for the First Quarter of 2018 is scheduled to be mailed on or about May 15, 2018.

- *When will the Partnership mail the 2017 K-1's?*
  We expect to mail the 2017 K-1's during the second week of March 2018.

- *What was the estimated December 31, 2017 Net Unit Value ("NUV")?*
  Management has estimated the December 31, 2017 Net Unit Value of each interest of the Partnership to approximate $380. Please note that the estimated year-end NUV should be adjusted (reduced) for any subsequent property sale(s) or applicable impairment write-downs during the following year. As with any valuation methodology, the independent third-party appraisal valuation methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NUV. Accordingly, with respect to the estimated NUV, the Partnership can give no assurance that:

  - an investor would be able to resell his or her Units at this estimated NUV;
  - an investor would ultimately realize distributions per Unit equal to the Partnership's estimated NUV per Unit upon the liquidation of all of the Partnership's assets and settlement of its liabilities;
  - the Units would trade at the estimated NUV in a secondary market; or
  - the methodology used to estimate the Partnership's NUV would be acceptable under ERISA for compliance with its reporting requirements.

- *How can I obtain hard copies of Quarterly and Annual Reports or other SEC filings?*
  Please visit the Investor Relations page at the Partnership website at www.divallproperties.com or the SEC website at www.sec.gov to print a copy of the report(s) or contact Investor Relations.

- *What is the meaning of the word "Insured" in the name of this investment?*
  In the offering materials from the late 1980's, sponsored by the former general partners, there was a representation (but no "guarantee") that the Partnership would seek to insure rents from vacant properties. Although, there was some initial availability of very restrictive and limited (one year) insurance, that availability vanished in the early 1990's.
  In other words, the former general partners were "fast and loose" with professing the concept of "Insured" and the next and final partnership they sold did not use the term in the investment's name.

- *How do I have a question answered in the next Newsletter?*
  Please e-mail your specific question to Lynette DeRose at lderose@theprovogroup.com or visit the Investor Relations page at www.divallproperties.com.

- *I've moved. How do I update my account registration?*
  Please mail or fax to DiVall Investor Relations a signed letter stating your new address and telephone number. Updates cannot be accepted over the telephone or via voicemail messages.

- *If I have questions or comments, how can I reach DiVall Investor Relations?*
  You can reach DiVall Investor Relations at the address and/or number(s) listed below.

CONTACT INFORMATION

MAIL: DiVall Investor Relations
c/o Phoenix American Financial Services, Inc.
2401 Kerner Blvd.
San Rafael, CA 94901

PHONE: 1-800-547-7686
FAX: 1-415-485-4553

FORWARD LOOKING STATEMENTS

Forward-looking statements may differ materially from actual results. Investors are cautioned not to place undue reliance on forward-looking statements, such as "intends," "plan," "anticipates," "believes," "could," "estimate," "expect," "projects," "aim," or other variations on these terms, which reflect the Partnership's management's view only as of February 15, 2018, the date this newsletter was sent for printing and mail assembly. The Partnership undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this newsletter include changes in general economic conditions, changes in real estate conditions and markets, inability of current tenants to meet financial obligations, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.